As filed with the Securities and Exchange Commission on May 7, 1999
                                                 Registration No. 333-________
============================================================================
              SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               C. R. BARD, INC.
            (Exact name of registrant as specified in its charter)

                 New Jersey                               22-1454160
        (State or other jurisdiction            (I.R.S. employer identification
      of incorporation or organization)                      no.)
                              730 Central Avenue
                         Murray Hill, New Jersey 07974
                         (Address, including zip code,
                 of registrant's principal executive offices)

  1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated)
                           (Full title of the plan)

                             Nadia C. Adler, Esq.
                               C. R. Bard, Inc.
                              730 Central Avenue
                        Murray Hill, New Jersey  07974
                    (Name and address of agent for service)
                                (908) 277-8000
         (Telephone number, including area code, of agent for service)
              Copies of all notices, orders and communication to:

                          Philip T. Ruegger III, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017
                        CALCULATION OF REGISTRATION FEE

                                      Proposed        Proposed       Amount of
                     Amount to be      maximum         maximum     registration
                      registered   offering price     aggregate       fee (1)
     Title of                       per unit (1)      offering
 securities to be                                     price (1)
    registered

Common Stock, par
  value $.25 per
   share  . . . .     2,000,000        $ 49.660      $ 99,320,000     $ 27,611

Common Stock                               (2)              (2)           (2)
Purchase Rights .     2,000,000

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price of the Registrant's Common Stock on the New York Stock Exchange - Composite Tape on May 3, 1999.

(2) Common Stock Purchase Rights currently are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock, and such Rights would be issued for no additional consideration. Accordingly, there is no offering price for the Rights and no registration fee is required.

===============================================================================


































                                       2
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       Pursuant to General Instruction E for registration statements on Form
S-8, the contents of the Registration Statement on Form S-8 of C. R. Bard, Inc., a New Jersey corporation, relating to the 1993 Long Term Incentive Plan of C. R. Bard, Inc. (the "Plan"), file number 33-64874, filed with the Securities and Exchange Commission on June 23, 1993, are incorporated herein by reference.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.
       Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information. Not required to be filed with this Registration Statement.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
       Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4.   Description of Securities.
       Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
       Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6.   Indemnification of Directors and Officers.
       Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.   Exemption from Registration Claimed.
       Not Applicable.

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

Item 8.   List of Exhibits.
       4.1 Restated Certificate of Incorporation of C. R. Bard, Inc. (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996)
       4.2       By-Laws of C. R. Bard, Inc. (incorporated by reference to
                 Exhibit 3b to the Company's Annual Report on Form 10-K for the year ended December 31,1998)
       4.3 1993 Long Term Incentive Plan of C. R. Bard, Inc. (as amended and restated).*
       5.1 Opinion of Shanley & Fisher, P.C. regarding legality of securities being registered*
       23.1      Consent of Arthur Andersen LLP*
       23.2      Consent of Shanley & Fisher, P.C. (included in Exhibit 5.1)
       24.1      Powers of Attorney*
________________________
*  Filed herewith

Item 9.   Undertakings.
       Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

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

                                  SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on the 7th day of May, 1999.

                                          C. R. BARD, INC.

                                          By: /s/  William H. Longfield
                                             Name:    William H. Longfield
                                             Title:   Chairman and Chief
                                                       Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 7th day of May, 1999.


             Signature                                      Title

  /s/ William H. Longfield                     Chairman and Chief Executive
------------------------------------            Officer and Director (Principal
       William H. Longfield                      Executive Officer)


                *                              Senior Vice President and
------------------------------------             Chief Financial Officer
      Charles P. Slacik                          (Principal Financial Officer)


                *                              Vice President and Controller
------------------------------------             (Principal Accounting
      Charles P. Grom                              Officer)

                *                              Director
------------------------------------
      Marc C. Breslawsky

                *
------------------------------------           Director
      William T. Butler, M.D.


                *
------------------------------------           Director
      T. Kevin Dunnigan


                *
------------------------------------           Director
      Elaine L. Chao

                *
------------------------------------           Director
         Regina E. Herzlinger


                *                              Director
------------------------------------
          Robert P. Luciano


                *
-----------------------------------           Director
          Anthony Welters

                *
------------------------------------          Director
          Tony L. White


By:  /s/ William H. Longfield
-----------------------------------
     William H. Longfield
     Attorney-In-Fact

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                                 EXHIBIT INDEX

Exhibit No.         Description                                          Page
-----------         ------------                                         -----

  4.1               Restated Certificate of Incorporation of
                    C. R. Bard, Inc. (incorporated by reference to
                    Exhibit 3 to the Company's Quarterly Report on
                    Form 10-Q for the quarter ended September 30, 1996)
  4.2 By-Laws of C. R. Bard, Inc. (incorporated by reference to Exhibit 3b to the Company's Annual Report on Form 10-K for the year ended December
                    31, 1998)
  4.3               1993 Long Term Incentive Plan of C. R. Bard, Inc.
                    (as amended and restated)*
  5.1 Opinion of Shanley & Fisher, P.C. regarding legality of securities being registered*
  23.1              Consent of Arthur Andersen LLP*
  23.2              Consent of Shanley & Fisher, P.C.
                    (included in Exhibit 5.1)
  24.1              Powers of Attorney*


________________________
*        Filed herewith

                                                                   EXHIBIT 4.3

                         1993 LONG TERM INCENTIVE PLAN
                                      OF
                               C. R. BARD, INC.
                           (AS AMENDED AND RESTATED)

SECTION 1 --PURPOSE AND TERM OF PLAN

         The Long Term Incentive Plan of C. R. Bard, Inc. is designed to attract and retain the services of selected key employees of the Corporation and its Subsidiaries who are in a position to make a material contribution to the successful operation of the business of the Corporation and its Subsidiaries. Awards under the Plan shall be made to selected key employees in the form of Options, Restricted Stock, Stock Appreciation Rights and other stock-based awards. The Plan, as amended and restated, shall be effective on April 15, 1998. No awards may be made under the Plan after April 20, 2003.

SECTION 2--DEFINITIONS

         For purposes of the Plan, the following terms shall have the indicated meanings:

         (a)  "Board" means the Board of Directors of the Corporation.

         (b) "Change of Control Event" means a change of control of the nature that would be required to be reported in response to item (a) of the Current Report on Form 8-K as in effect on April 21, 1993 pursuant to Section 13 or 15(d) of the Exchange Act, provided that, without limitation, a "Change of Control Event" shall be deemed to have occurred if (i) any person shall become the beneficial owner, as those terms are defined herein, of capital stock of the Corporation, the voting power of which constitutes 20% or more of the general voting power of all of the Corporation's outstanding capital stock or (ii) individuals who, as of April 21, 1993, constitute the Board (the "Incumbent Board") cease for any reasons to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to April 21, 1993 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, which is or would be subject to Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board. No sale to underwriters or private placement of its capital stock by the Corporation nor any acquisition by the Corporation, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a

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

Change of Control Event. For purposes of the definition of "Change of Control Event," the following definitions shall be applicable:

                 (i) The term "person" shall mean any individual, group, corporation or other entity.

                 (ii) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation:

                          (A) which that person owns directly, whether or not of record, or

                          (B) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

                          (C) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933) of that person, or

                          (D) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or such person's "affiliate" or "associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation.

                 (iii) The outstanding shares of capital stock of the Corporation shall include shares deemed owned through application of clauses (ii) (B), (C) and (D), above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.
                 (iv) Shares of capital stock, if any, held by The Chase Manhattan Bank N.A. under the Indenture and the Escrow Agreement dated as of November 1, 1971 between International Paper Company and said bank shall not be deemed owned by International Paper Company or by said bank for purposes of this Plan, so long as they are held by said bank under said Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Corporation.

         (c) "Change of Control Exercise Period" means the 60-day period commencing upon the date of the first public disclosure of a Change of Control Event.

         (d)  "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board.

         (f) "Common Stock" means the Common Stock of the Corporation, par value $0.25 per share.

         (g)  "Corporation" means C. R. Bard, Inc., a New Jersey corporation.

         (h)  "Director" means a member of the Board.

         (i) "Disinterested Persons" means Directors who are not full time employees of the Corporation and who are eligible to serve as Plan administrators or to approve Plan awards under the provisions of Rule 16b-3 promulgated under the Exchange Act. The preceding sentence shall have no effect if any specification of such persons is eliminated from the rules promulgated under Section 16 of the Exchange Act.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (k)  "Fair Market Value" of the Common Stock on a specified day means
(1) the mean between the high and low sales price on that day as reported on the New York Stock Exchange--Composite Transactions Tape or, if no sale of the Common Stock shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there was a sale, or (2) in the case of a simultaneous exercise and sale, the actual price an optionee receives in the open market on the date of the exercise. If the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Committee.

         (l) "Limited Stock Appreciation Rights" shall have the meaning set forth in Section 4.8.

         (m) "Option" means an Option to purchase Common Stock awarded to a Participant as provided in Section 4.

         (n) "Option Period" means the period from the date of the grant of an Option to the date of its expiration as provided in Section 4.3.

         (o) "Optionee" means a Participant who has been granted an Option under the Plan.

         (p) "Participant" means a key employee, including officers and Directors who are employees, of the Corporation or any of its Subsidiaries who has been selected by the Committee to receive an award under the Plan.

         (q)  "Performance-Based Awards" shall have the meaning set forth in
Section 5.11.

         (r)  "Plan" means the 1993 Long Term Incentive Plan of C. R. Bard,
Inc.

         (s) "Restricted Period" means the vesting period, if any, of up to 10 years specified by the Committee pursuant to Section 5.2.

         (t) "Restricted Stock" means Common Stock awarded to a Participant subject to restrictions as provided in Section 5 as long as those restrictions are in effect.

         (u) "Retirement" means normal or early retirement under the terms of a pension plan of the Corporation or voluntary termination of employment, provided that in each case the Corporation must have given its prior consent to treat the person's termination of employment as a retirement.

         (v) "Stock Appreciation Right'' means a right awarded to a Participant as provided in Section 4 to receive in the form of Common Stock or, with the consent of the Committee, cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the day the right is exercised over the price at which the Participant could exercise an Option to purchase that share.
         (w) "Stock Award" means an award of Common Stock delivered in installments as specified by the Committee pursuant to Section 5.8.

         (x) "Subsidiary" means any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly, by the Corporation.

         (y) "Unrestricted Stock" means Common Stock awarded to a Participant which Common Stock is not subject to a vesting period or installment delivery specified by the Committee.

SECTION 3--GENERAL PROVISIONS

         3.1 The Committee in its sole discretion shall select those key employees to whom awards are made under the Plan and shall specify the type of awards made, the number of Options, shares of Restricted Stock, Stock Awards, Unrestricted Stock and Stock Appreciation Rights which in each case are awarded, the Restricted Period, number of installments or Option Period applicable to the awards and any other conditions relating to the awards that are consistent with the Plan and that the Committee deems appropriate. Participants shall be selected from among the key employees of the Corporation and its Subsidiaries who are in a position to have a material impact on the future results of operations of the Corporation and its Subsidiaries. Participants may be selected and awards may be made at any time during the period that awards may be granted under the Plan. Participants do not have to be selected and awards do not have to be made at the same time by the Committee. Any award made to a Participant shall not obligate the Committee to make any subsequent awards to that Participant.

         3.2 Shares of Common Stock acquired under the Plan may be authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation's treasury. Subject to Section 8.7, the total number of shares of Common Stock which may be acquired under the Plan shall not exceed 7,500,000. The number of shares of Common Stock available at any time for awards under the Plan shall be determined in a manner which reflects the number of shares of Common Stock then subject to outstanding awards and the number of shares of Common Stock previously acquired under the Plan. For purposes of such determinations, shares of Common Stock returned to the Corporation as a result of the forfeiture of Restricted Stock, Stock Awards or Options which expire or terminate, other than by reason of the exercise of Stock Appreciation Rights, shall again be available for awards under the Plan.

SECTION 4--OPTIONS AND STOCK APPRECIATION RIGHTS

         4.1 Subject to the provisions of this Section 4, the Committee may grant incentive Options and nonqualified Options with or without Stock Appreciation Rights to selected key employees of the Corporation and its Subsidiaries. Each Option shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee which contains the terms and conditions specified by this Section 4 and such other terms and conditions as the Committee in its sole discretion shall specify.

         4.2 The exercise price per share of Common Stock with respect to each Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the day the Option is granted.

         4.3 Except as otherwise specifically set forth in the grant thereof in accordance with this paragraph, each Option shall be for a term of up to ten years as determined by the Committee, and no Option shall be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting Options to any person under the Plan, grant

Options that are exercisable immediately or Options that are exercisable according to a schedule different from that set forth in the preceding sentence. In addition, notwithstanding any of the foregoing, upon the occurrence of a Change of Control Event, all Options shall be immediately exercisable. Accrued installments of Options may be exercised in whole or in part, and in no case may a fraction of a share be purchased under the Plan.

         4.4 At the time any Option is exercised in whole or in part, the Optionee or other person exercising the Option shall pay to the Corporation, by certified or bank cashier's check payable to the order of the Corporation, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Corporation, the full exercise price of the shares purchased, and the purchased shares shall be delivered to the Optionee promptly. No Optionee or his or her legal representatives, legatees or distributees, as the case may be, shall be deemed to be a holder of any shares upon the exercise of an Option until the date of issuance of a stock certificate to the Optionee for those shares. The proceeds from the sale of shares upon the exercise of Options shall be added to the general funds of the Corporation and used for general corporate purposes.

         4.5 If an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries prior to the end of the Option Period by reason of Retirement, each Option then held by the Optionee shall, to the extent that it was exercisable at the time of Retirement, remain exercisable for a period of (a) three months from the date of Retirement, if an incentive Option or
(b) three years from the last day of the month of Retirement, if a non-qualified Option, and thereafter, such Option shall terminate; provided, however, if an Optionee shall die after Retirement, each Option then held by the Optionee shall be exercisable to the extent, and during the period, that it would, but for the Optionee's death, have otherwise been exercisable after Retirement. Notwithstanding anything to the contrary contained in this paragraph, the Committee may, in its discretion, accelerate the vesting date and allow retiring employees to exercise outstanding Options which would not otherwise be exercisable under the Plan on the date of such employee's Retirement. If an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries prior to the end of the Option Period by reason of death, each Option then held by the Optionee shall, without regard to the extent that it was exercisable at the time of death, be fully exercisable for a period of one year from the first day of the month in which the Optionee died, and thereafter, such Option shall terminate. If the employment of an Optionee with the Corporation shall terminate, each Option then held by the Optionee shall, to the extent it was exercisable on the date of termination, be exercisable until 60 days following the date of termination and thereafter, such Option shall terminate. Notwithstanding anything to the contrary contained in this paragraph, the Committee may, in its discretion, accelerate the vesting date and allow terminated employees to exercise outstanding Options which would not otherwise be exercisable under the Plan on the date of such employee's termination. Notwithstanding the foregoing, no

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Option shall be exercisable later than the end of the Option Period relating thereto.

         4.6 The Committee may grant Stock Appreciation Rights to Optionees in tandem with non-qualified Options so that exercise of a Stock Appreciation Right will have the effect of terminating the Option or portion thereof to which it relates, and exercise of an Option or portion thereof to which a Stock Appreciation Right relates will have the effect of terminating the Stock Appreciation Right. Stock Appreciation Rights shall be exercisable in the same installments and be subject to the same terms and conditions as the Options to which they relate and to such other terms and conditions as the Committee in its sole discretion shall specify.

         4.7 The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Participant may be awarded incentive Options which are first exercisable by the Participant during any calendar year under the Plan or any other stock option plan maintained by the Corporation or its Subsidiaries shall not exceed $100,000.

         4.8 The Committee may, in its discretion, grant limited stock appreciation rights ("Limited Stock Appreciation Rights") that, notwithstanding any other provision of the Plan, may only be exercised during a Change of Control Exercise Period, and such Limited Stock Appreciation Rights shall be so exercisable during the Change of Control Exercise Period whether or not such person is then employed by the Corporation. Upon exercise of a Limited Stock Appreciation Right, the holder thereof shall be entitled to receive an amount in cash equal to the greater of (a) the Fair Market Value of the shares of the Common Stock with respect to which the Limited Stock Appreciation Right was exercised over the option price of such shares under the Plan and (b) if the Change of Control Event is the result of a transaction or a series of transactions, the highest price per share of Common Stock paid in such transaction or transactions during the Change of Control Exercise Period up to the date of exercise over the exercise price per share of Common Stock under the Plan. The Committee is authorized to amend the terms of a Limited Stock Appreciation Right held by any employee subject to Section 16 of the Exchange Act, as may be necessary so that the holding and exercise of such Limited Stock Appreciation Right will be exempt under such Section.

         4.9 The maximum number of Options, Stock Appreciation Rights and Limited Stock Appreciation Rights that may be granted to each Participant during any calendar year shall not exceed 400,000.

SECTION 5--RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK

         5.1 An award of Restricted Stock, Stock Awards and Unrestricted Stock to a Participant shall entitle the Participant to receive the number of

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

shares of Common Stock specified by the Committee in accordance with the terms and conditions of this Section 5.

         5.2 During the Restricted Period specified by the Committee, Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided. Except as otherwise provided by the Committee, the Restricted Period specified in respect of any award of Restricted Stock shall not be less than three years, except that the Committee may provide for a Restricted Period to terminate at any time after one year upon the attainment of performance-based objectives established as provided in clause (i) of Section 5.11. Except as provided in this Section 5.2 and/or as otherwise provided by the Committee, a Participant, as the owner of Restricted Stock, shall have all the rights of a holder of Common Stock, including but not limited to the right, subject to the provisions of Sections 8.7 and 8.8, to receive all dividends or dividend equivalents paid on and the right to vote such Restricted Stock. Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Change of Control Event the Restricted Period applicable to Restricted Stock shall end and all restrictions on Restricted Stock shall expire.

         5.3 If a Participant holding Restricted Stock ceases to be an employee of the Corporation or any of its Subsidiaries during the Restricted Period for any reason other than death or Retirement, the Committee may at the time of cessation of employment terminate the Restricted Period with respect to any or all of such Restricted Stock. If the Committee does not terminate the Restricted Period with respect to such Restricted Stock at the time of cessation of employment, such Restricted Stock shall be forfeited.

         5.4 If a Participant holding Restricted Stock ceases to be an employee of the Corporation or any of its Subsidiaries during the Restricted Period by reason of death or Retirement, Restricted Stock held by that Participant shall become free of all restrictions thereon and, pursuant to
Section 5.7, the Corporation shall deliver that Restricted Stock to that Participant or that Participant's beneficiary, as the case may be, within 60 days.

         5.5 Each Participant awarded Restricted Stock, Stock Awards or Unrestricted Stock shall enter into such agreement with the Corporation as may be specified by the Committee in which the Participant agrees to the terms and conditions of the award and such other matters as the Committee in its sole discretion shall specify.

         5.6 Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant to whom the Restricted Stock was awarded, deposited by the Participant with the Corporation together with a stock power endorsed in blank and bear the following, or a substantially similar, legend:

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

                 The transferability of this Certificate and the Common Stock represented hereby is subject to the terms and conditions, including forfeiture, contained in Section 5 of the 1993 Long Term Incentive Plan of C. R. Bard, Inc., as amended, and an Agreement entered into between the registered owner and C. R. Bard, Inc. Copies of the Plan and Agreement are on file in the executive office of C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.

         5.7 When the restrictions imposed by Section 5.2 and any related restrictions on Restricted Stock have expired or have otherwise been satisfied, the Corporation shall deliver to the Participant holding that Restricted Stock, or the Participant's legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to in
Section 5.6, for the number of shares of Restricted Stock deposited with the Corporation by the Participant pursuant to Section 5.6 with respect to which all restrictions have expired or been satisfied. At that time, the Agreement referred to in Section 5.5 shall terminate forthwith as to those shares.

         5.8 Stock Awards shall be made by the Committee in numbers of shares, and, unless otherwise specified by the Committee and subject to
Section 5.9, a Stock Award shall be delivered to a Participant in three approximately equal installments (in order to avoid the issuance of fractional shares) on the date of the Stock Award and on the following anniversaries of the date of the Stock Award. Stock awards shall be made only in lieu of salary and cash bonuses. Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Change of Control Event, any installment of a Stock Award not yet delivered shall become immediately deliverable.

         5.9 No installment of shares shall be delivered on any anniversary of the date of the Stock Award to a Participant whose employment has been terminated, or who has, or has been, served notice of termination prior to the award or anniversary date of such installment; provided, however, that where such termination has occurred due to a Participant's death or retirement, the Committee may, in its discretion, waive this condition precedent to delivery of awarded but undelivered shares. Any shares not delivered to a Participant pursuant to this Section 5.9 may be subsequently awarded to another Participant. A Participant shall have no voting rights with respect to, and shall not be entitled to any dividends declared in respect of, any awarded but undelivered shares.

         5.10 The Committee may award Unrestricted Stock to a Participant in lieu of salary or cash bonus, which Common Stock shall not be subject to forfeiture pursuant to this Section 5. Certificates representing Unrestricted Stock shall be delivered to the Participant as soon as practicable following the grant thereof.

         5.11 Notwithstanding the foregoing, certain awards granted under this Section 5 of the Plan may be granted in a manner which is deductible by the Corporation under Section 162(m) of the Code. Such awards (the "Performance-Based Awards") shall be based upon earnings per share, net income, Group Financial Goals (as defined in the C. R. Bard, Inc. 1994 Executive Bonus Plan), return on shareholders' investment, return on assets, attainment of strategic and operational initiatives, appreciation in the price of Common Stock, customer income, market share, sales, net profits, economic value-added models or comparisons with the Standard & Poor's Medical Product Index and 500-Stock Index. With respect to Performance-Based Awards,
(i) the Committee shall establish in writing the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25 percent of such period of service has elapsed) and (ii) no awards shall be granted to any participant for a given period of service until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. The number of shares of Common Stock awarded as Performance-Based Awards during any calendar year shall not exceed 25,000.

         5.12 The maximum number of shares of Common Stock that may be granted as Restricted Stock, Stock Awards and Unrestricted Stock in any calendar year shall not exceed 40 percent of the total number of shares of Common Stock granted or subject to awards granted under the Plan during such calendar year.

SECTION 6--ADMINISTRATION

         6.1 The Plan shall be administered by the Committee, which shall consist of Disinterested Persons (and in the case of awards granted to individuals subject to Section 162(m) of the Code, the Committee shall also consist of Directors who are "outside directors" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder), and such Directors shall serve at the pleasure of the Board.

         6.2 Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key employees who shall be Participants and to determine the amount of, or method of determining, the awards to be made to Participants.

         6.3 The Committee's interpretation of the Plan and of any award granted under the Plan shall be final and binding on all Participants.
         6.4 The Committee shall have the authority to establish, adopt or revise such rules and regulations relating to the Plan and to make such determinations as it deems necessary or advisable for the administration of the Plan.

SECTION 7--AMENDMENT OR TERMINATION

         7.1 The Board may amend any provision of the Plan and any agreement under the Plan at any time, provided that no amendment may be made that would
(a) increase the maximum number of shares of Common Stock which may be acquired under the Plan, (b) extend the term during which Options may be granted under the Plan or (c) reduce the exercise price per share to less than the Fair Market Value of the Common Stock on the date an Option was granted unless the amendment has been approved by the stockholders of the Corporation as provided in Rule 16(b)-3(b) under the Exchange Act, if continuation of the exemption granted by Rule 16(b)-3 under the Exchange Act requires such approval. The Board shall also have the right to terminate the Plan at any time. Except with a Participant's consent, no amendment, suspension or termination shall impair the rights of the Participant in any Options, Restricted Stock or Stock Appreciation Rights awarded to the Participant under the Plan.

         7.2 The Committee may refrain from designating Participants and from making any awards, but that shall not be deemed a termination of the Plan. No employee of the Corporation or any of its Subsidiaries shall have any claim or right to be granted awards under the Plan.

SECTION 8--MISCELLANEOUS

         8.1 The fact that a key employee of the Corporation or any of its Subsidiaries has been designated a Participant shall not confer on that employee any right to be retained in the employ of the Corporation or any of its Subsidiaries or to subsequent awards under the Plan.

         8.2 No award under the Plan shall be taken into account in determining a Participant's compensation for purposes of any group life insurance or other employee benefit or pension plan of the Corporation, including the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan.

         8.3 The Plan shall not be deemed an exclusive method of providing incentive compensation for the officers and employees of the Corporation and its Subsidiaries, and it shall not preclude the Board from authorizing or approving other forms of incentive compensation.

         8.4 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation.

         8.5 Options, Restricted Stock and Stock Appreciation Rights awarded under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation

Rights awarded under the Plan shall be exercisable during a Participant's lifetime only by the Participant.

         8.6 A Participant may appoint a beneficiary, on a form supplied by the Committee, to exercise Options and Stock Appreciation Rights in the event of the Participant's death and may change that beneficiary at any time prior to the date of the Participant's death.

         8.7 In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares in which awards may be granted under the Plan, the number of shares subject to outstanding Options and Stock Appreciation Rights and the maximum number and class of shares in which Performance-Based Awards may be granted under the Plan in any calendar year shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities distributed to a Participant with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 5, including depositing the certificates therefor with the Corporation together with a stock power and bearing a legend as provided in Section 5.6.

         8.8 If the Corporation shall be consolidated or merged with another corporation, each Participant who has received Restricted Stock that is still subject to restrictions imposed by Section 5.2 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 5.6, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 5, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 5.6.

         8.9 The Corporation shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment at the highest marginal individual income tax rate. It shall be a condition to the obligation of the Corporation to deliver shares or pay any cash pursuant to any award that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any award agreement may provide that the Participant may elect, in accordance with any conditions set forth in such award agreement, to pay a portion or all of such withholding taxes by (a) delivery of shares of Common Stock or (b) having shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee, and, in the case of a Participant subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder.

         8.10 The Plan shall be construed in accordance with the laws of the State of New Jersey. Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall be construed to prevent the transfer of funds to a grant or trust for the purpose of paying benefits under the Plan.

         8.11 If in the opinion of counsel for the Corporation, any issuance or delivery of shares of Common Stock to a Participant will violate the requirements of any applicable federal or state laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Exchange Act), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such laws, rules or regulations. Certificates delivered to Participants pursuant to Section 5 hereof or issued on exercise of Options or Stock Appreciation Rights may bear such legends as the Corporation may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933.

                                                                   EXHIBIT 5.1

                    [Letterhead of Shanley & Fisher, P.C.]


                                                            May 7, 1999

C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey  07974
Ladies and Gentlemen :

                 We have acted as special New Jersey counsel to C. R. Bard,

Inc., a New Jersey corporation (the "Company"), in connection with the

Company's registration under the Securities Act of 1933, as amended, of an aggregate of 2,000,000 shares of common stock, par value $.25 per share (the

"Common Shares"), which may be issued pursuant to the Company's 1993 Long

Term Incentive Plan (the "Plan").

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records,

certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

                 Upon the basis of the foregoing, we are of the opinion that the Common Shares will, upon issuance as contemplated by the Plan, be duly authorized and legally issued and will be fully paid and non-assessable.

                 We are members of the Bar of the State of New Jersey, and

the foregoing opinion is limited to the laws of the State of New Jersey.

                 We hereby consent to the filing of this opinion as an

exhibit to the Registration Statement relating to the Common Shares.

                 This opinion is rendered in connection with the above matter and may not be relied upon for any other purpose.

                                            Very truly yours,

                                            /s/  Shanley & Fisher, P.C.

                                                                  EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To C. R. Bard, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 26, 1999 included in C. R. Bard, Inc.'s Form 10-K for the year ended
December 31, 1998, and to all references to our Firm included in this registration statement.




                                                   /s/Arthur Andersen LLP
                                                   ARTHUR ANDERSEN LLP




Roseland, New Jersey
May 6, 1999

                                                                  EXHIBIT 24.1
                               C. R. BARD, INC.
                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of C. R. BARD, INC. (the "Company"), in his or her capacity as set forth below, hereby constitutes and appoints WILLIAM H. LONGFIELD his or her true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which such attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under the Act of shares of common stock of the Company ("Common Stock") to be issued by the Company pursuant to the Company's 1993 Long Term Incentive Plan (as Amended and Restated), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to one or more Registration Statements on Form S-8 or any other appropriate Form relating to the sale of such Common Stock, to be filed with the Securities and Exchange Commission with respect to such Common Stock, to any and all amendments or supplements to any such Registration Statement, whether such amendments or supplements are filed before or after the effective date of any such Registration Statement, and to any and all instruments or documents filed as part of or in connection with any such Registration Statement or any and all amendments or supplements thereto, whether such amendments or supplements are filed before or after the effective date of any such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

                 IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 21st day of April, 1999.

                                      /s/  Charles P. Slacik
                                      -----------------------------------------
                                      Name:   Charles P. Slacik
                                      Title:  Senior Vice President and
                                                Chief Financial Officer
                                                (Principal Financial Officer)

                                       /s/ Charles P. Grom
                                      -----------------------------------------
                                      Name:   Charles P. Grom
                                      Title:  Vice President and Controller
                                               (Principal Accounting Officer)

                                       /s/ Marc C. Breslawsky
                                      -----------------------------------------
                                      Name:   Marc C. Breslawsky
                                      Title:  Director

                                       /s/ William T. Bulter, M.D.
                                      -----------------------------------------
                                      Name:   William T. Butler, M.D.
                                      Title:  Director

                                       /s/ Elaine L. Chao
                                      -----------------------------------------
                                      Name:   Elaine L. Chao
                                      Title:  Director

                                       /s/ T. Kevin Dunnigan
                                      -----------------------------------------
                                      Name:   T. Kevin Dunnigan
                                      Title:  Director

                                       /s/ Regina E. Herzlinger
                                      -----------------------------------------
                                      Name:   Regina E. Herzlinger
                                      Title:  Director

                                       /s/ Robert P. Luciano
                                      -----------------------------------------
                                      Name:   Robert P. Luciano
                                      Title:  Director

                                       /s/ Anthony Welters
                                      -----------------------------------------
                                      Name:   Anthony Welters
                                      Title:  Director

                                       /s/ Tony L. White
                                      -----------------------------------------
                                      Name:   Tony L. White
                                      Title:  Director